Deloitte Accountants B.V. Flight Forum 1 5657 DA Eindhoven P.O.Box 782 5600 AT Eindhoven The Netherlands

Tel: +31 (40) 2345000 Fax: +31 (40) 2345407 www.deloitte.nl

ASML Holding N.V. De Run 6501 5504 DR VELDHOVEN

Date	From	Our reference
June 8, 2004	J.G.C.M. Buné	1077447/op9985

Subject	Your reference
Consent of independent auditors	--

Consent of independent auditors

We herewith give our consent to the incorporation by reference in this Registration Statement on Form S-8 of ASML Holding N.V. of our report dated January 30, 2004 as included in the Annual Report on Form 20-F of ASML Holding N.V. for the year ended December 31, 2003 filed with the Commission on February 5, 2004.

/s/ Deloitte Accountants B.V.

All agreements with Deloitte are governed by the General Terms and Conditions of Deloitte, registered with the District Court of Rotterdam under deed number 115/2003.	A member firm of Deloitte Touche Tohmatsu

Deloitte Accountants B.V. is registered with the Trade Register of the Chamber of Commerce and Industry in Rotterdam.